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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                       Date of Report--November 21, 1996

                                  ----------

                            STREAMLOGIC CORPORATION
            (Exact name of registrant as specified in its charter)


         DELAWARE                     0-12046          95-3093858
(State or other jurisdiction        (Commission     (I.R.S. Employer
of incorporation or organization)    File Number)  Identification No.)

      21329 Nordhoff Street
     Chatsworth, California                                 91311
(Address of principal executive offices)                 (Zip Code)

                                  ----------

        BARBARA V. SCHERER                                  Copy to:
      Chief Financial Officer                     BRIAN G. CARTWRIGHT, ESQ.
      Streamlogic Corporation                          Latham & Watkins
       21329 Nordhoff Street                        633 West Fifth Street
    Chatsworth, California 91311                         Suite 4000
           (818) 701-8400                       Los Angeles, California 90071
(Name, address, including zip code, and                (213) 485-1234
telephone number, including area code, of agent for service)

                                Not Applicable
                       (Former name and former address)
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                            Streamlogic Corporation
                          Current Report on Form 8-K
                               November 21, 1996

                               Table of Contents

                                                          Page
                                                          ----
         Item 5.  Other Events                              3
         Item 7.  Financial Statements and Exhibits         6

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Item 5. Other Events
--------------------

     The Company's tender offer (the "Offer") for any and all of its 6% Convertible Subordinated Debentures due March 15, 2012 ("6% Debentures") expired as scheduled at 12:00 midnight New York City time on November 20, 1996. The preliminary results of the Offer are as set forth in the press release attached as Exhibit 20.1 hereto, which is incorporated herein by reference. Pursuant to the Offer, each $1,000 principal amount of 6% Debentures validly tendered will be exchanged for $120.00 in cash, $113.33 principal amount of the Company's increasing rate unsecured promissory notes due 1998, 216.66667 shares of the Company's Common Stock and five-year warrants to purchase 40 shares of Company Common Stock.

     In accordance with the requirements of the Nasdaq Stock Market, Inc. ("Nasdaq"), set forth below is an unaudited pro forma condensed consolidated balance sheet of StreamLogic Corporation as of November 1, 1996 and an unaudited pro forma condensed consolidated statement of operations for the one-month period ended November 1, 1996, which have been prepared to illustrate the effect of the Offer. The pro forma financial statements have been prepared as though the closing of the Offer had occurred on November 1, 1996 for the purpose of the pro forma balance sheet and as of the beginning of the month ended November 1, 1996 for the purpose of the pro forma statement of operations.

     The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of StreamLogic Corporation that would have been reported had the closing of the Offer occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of StreamLogic Corporation at any future date or the consolidated results of operations of StreamLogic Corporation for any future period.

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                            STREAMLOGIC CORPORATION
               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Dollar amounts in thousands)
                                  (Unaudited)


                                                                    Historical                    Pro Forma
                                                    --------------------------------------      Adjustments to
                                                                                                 Reflect the        Pro Forma
                                                    Sept. 27, 1996            Nov. 1, 1996     Exchange Offier(1)  Nov. 1, 1996
                                                    --------------            ------------     ---------------    ------------
ASSETS
------
Current assets:
  Cash, cash equivalents and short-term
    investments                                          $  22,450              $  18,128         $ (9,425)        $   8,703
  Accounts receivable, net                                   9,292                  6,282                              6,282
  Inventories                                               13,851                 15,676                             15,676
  Other current assets                                       2,266                  2,409                              2,409
                                                         ---------              ---------         --------         ---------
    Total current assets                                    47,859                 42,495           (9,425)           33,070

Property, plant and equipment, at cost,
  less accumulated depreciation and
  amortization                                               6,840                  6,665                              6,665
Other assets                                                12,073                 12,161           (1,123)           11,038
                                                         ---------              ---------         --------         ---------
                                                         $  66,772              $  61,321         $(10,548)        $  50,773
                                                         =========              =========         ========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
----------------------------------------------

Current liabilities:
  Notes payable                                          $   3,200              $   2,200                          $   2,200
  Current maturities of long term debt                       3,750                  3,750           (3,750)                0
  Accounts payable                                           8,794                  6,915                              6,915
  Other accrued liabilities                                 14,835                 14,569              155            14,724
                                                         ---------              ---------         --------         ---------
    Total current liabilities                               30,579                 27,434           (3,595)           23,839

6% Convertible Subordinated Debentures
  due 2012                                                  71,250                 71,250          (66,461)            4,789
Other long term debt                                                                                 7,957             7,957
Deferred income taxes                                        1,720                  1,720                              1,720

Shareholders' equity (deficit):
  Preferred stock                                                0                      0                                  0
  Common stock                                              16,931                 16,931           15,212            32,143
  Additional paid-in capital                               116,037                116,037           11,327           127,364
  Accumulated deficit                                     (169,745)              (172,051)          25,011          (147,040)
                                                         ---------              ---------         --------         ---------
    Total shareholders' equity (deficit)                   (36,777)               (39,083)          51,550            12,467
                                                         ---------              ---------         --------         ---------
                                                         $  66,772              $  61,321         $(10,549)        $  50,772
                                                         =========              =========         ========         =========

(1) To give effect to the payment of cash and the issuance of unsecured promissory notes, Common Stock and warrants pursuant to the Exchange Offer based on the tender of approximately $70.2 million aggregate principal amount of the Debentures. The pro forma adjustments also reflect the elimination of the tendered Debentures and the related current portion and unamortized issuance cost and the recognition of estimated extraordinary gain of approximately $25 million.

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                            STREAMLOGIC CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands, except share and per share amounts)
                                  (Unaudited)

                                                                Historical
                                                  ------------------------------------         Pro Forma
                                                    Three Months           One Month         Adjustments to       Pro Forma
                                                       Ended                 Ended            Reflect the      One Month Ended
                                                  Sept. 27, 1996          Nov. 1, 1996       Exchange Offer(2)  Nov. 1, 1996(3)
                                                  --------------          ------------       ----------------- ---------------
Net sales                                              $12,947              $ 3,846             $    -              $ 3,846
Cost of sales                                           12,001                3,039                  0                3,039

Gross margin                                               946                  807                  0                  807

Operating expenses:
  Research and development                               3,604                1,293                  0                1,293
  Selling, general and administrative                    4,373                1,507                  0                1,507
  In-process research and development                    1,370
                                                       -------              -------             ------              -------
    Total operating expenses                           $ 9,347              $ 2,800             $    -              $ 2,800
                                                       -------              -------             ------              -------

Loss from operations                                    (8,401)              (1,993)                 0               (1,993)

  Interest expense                                      (1,167)                (417)               350                  (67)
  Interest income                                          366                  104                  0                  104
  Other income (expense)                                     0                    0                  0                    0
                                                       -------              -------             ------              -------
Loss before income taxes                                (9,202)              (2,306)               350               (1,956)

  Income tax provision                                       2                    0                  0                    0
                                                       -------              -------             ------              -------
Loss before extraordinary item                         $(9,204)             $(2,306)            $  350              $(1,956)
                                                       =======              =======             ======              =======
Loss before extraordinary item per share               $ (0.54)             $ (0.14)                                $ (0.06)
                                                       =======              =======             ======              =======

Weighted average common and common
  equivalent shares outstanding                         16,931               16,931             15,212               32,143
                                                       =======              =======             ======              =======

2. Adjustment to interest expense to give effect to Exchange at the beginning of period presented; reduction of interest expense on Debentures of $350. Pursuant to Financial Accounting Standards Board Statement No. 15 the Company has included the expected interest payment obligations on the unsecured promissory notes on the balance sheet and, accordingly, no provision is included in the statement of operations.

3. The above pro forma consolidated statement of operations does not include an extraordinary gain of approximately $25 million which will be recorded in the Company's consolidated financial statements for the December 1996 quarter.

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     As further required to be reported by Nasdaq, the current members of the
Audit Committee of the Company's board of directors are Ericson M. Dunstan, Chriss W. Street and Eliott D. James.

Item 7. Financial Statements and Exhibits
-----------------------------------------

     (c)  Exhibits

          20.1 - Press Release dated November 21, 1996


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         STREAMLOGIC CORPORATION



Date: November 21, 1996                  By: /s/ Barbara V. Scherer
     -------------------------------     -----------------------------------
                                             Barbara V. Scherer
                                             Chief Financial Officer

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